SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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EFFECTIVE PROFITABLE SOFTWARE, INC.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE	000-50494	98-0412432
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

1 Inwood Circle, Suite 209
Little Rock, Arkansas 72211
(501) 223-3310
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Gary Moore
1 Inwood Circle, Suite 209
Little Rock, Arkansas 72211
(501) 223-3310
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	1,450,000	$.10	$145,000	$15.03

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER 19,  2006

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

EFFECTIVE PROFITABLE SOFTWARE, INC.
1,450,000 SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,450,000 shares of our common stock will be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: December 19, 2006

TABLE OF CONTENTS

SUMMARY INFORMATION	2
RISK FACTORS	2
USE OF PROCEEDS	5
DETERMINATION OF OFFERING PRICE	5
DILUTION	6
PENNY STOCK CONSIDERATIONS	6
SELLING SECURITY HOLDERS	6
PLAN OF DISTRIBUTION	8
LEGAL PROCEEDINGS	9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
DESCRIPTION OF SECURITIES	12
INTEREST OF NAMED EXPERTS AND COUNSEL	13
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	17
ORGANIZATION WITHIN LAST FIVE YEARS	17
DESCRIPTION OF BUSINESS	17
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	21
DESCRIPTION OF PROPERTY	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	24
EXECUTIVE COMPENSATION	25
FINANCIAL STATEMENTS	28

 ABOUT OUR COMPANY

We were incorporated in the State of Delaware under the name Modena 2, Inc. on December 3, 2003 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On September 8, 2004, pursuant to an agreement between us, Chris Penner, Don Bratcher and Gary Moore (“Agreement”), Gary Moore and Don Bratcher purchased all of our issued and outstanding shares of common stock for $26,000. We had been in the developmental stage since inception and have no operations to date other than issuing shares.

On May 10, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between us and EPS, Inc., an Arkansas corporation, and the shareholders of EPS, we purchased all of the outstanding shares of EPS from the EPS shareholders for the issuance of 10,156,000 shares of our stock to the EPS shareholders. Pursuant to the Agreement, EPS became a wholly owned subsidiary of the Company. Pursuant to the terms of the Agreement, we filed Articles of Amendment with the State of Delaware changing our name to Effective Profitable Software, Inc. Two of our current majority shareholders and , Gary Moore and Don Bratcher, were also the majority shareholders of EPS, Inc., making this a related party transaction.

Based on the acquisition of EPS we changed our business focus to become a financial markets evaluation software company which focuses on bringing affordable evaluation tools to the general public. We are based in Little Rock, Arkansas and are led by Don Bratcher, Gary Moore and Richard Torti. We use in house proprietary software for evaluation of markets, stocks, commodities, and other financial instruments. We have developed an evaluation system we call the “Timing Wave.” At the center of the system is a 100% mechanical, unemotional timing model .

On May 20, 2005, our directors and shareholders approved a 5-1 forward split of our outstanding common shares increasing the amount of shares owned by these shareholders to 50,780,000 shares.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The report of our independent registered public accounting firm on our December 31, 2005 audited financial statements contains an explanatory paragraph expressing uncertainty with respect to our ability to continue as a going concern. As reflected in the accompanying audited financial statements, we are in the development stage. We have no operations and have had recurring losses since inception and an accumulated deficit of $161,565. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

We believe that actions presently being taken to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations data and balance sheet data for the nine months ended September 30, 2006 and September 30, 2005 are from our unaudited financial statements. The statement of operations data and balance sheet data for the year ended December 31, 2005 and the period from February 23, 2004 to December 31, 2004 are from our audited financial statements.

	For the Nine Months Ended September 30, 2006		For the Year Ended December 31,	For the period February 23, 2004 to December 31,	From Inception (February 23, 2004) to September 30,
	2006 (unaudited)	2005 (unaudited)	2005	2004	2006
STATEMENT OF OPERATIONS

Revenues	-	-	-	-	-
Total Operating Expenses	40,829	34,199	42,475	109,466	192,770
Total Other Income (expenses)	(1,269)	(5,288)	(9,009)	(615)	(10,813))
Net Loss	(42,098)	(39,487)	(51,484)	(110,081)	203,663

	For the Period Ended September 30, 2006 (unaudited)	For the Year Ended December 31, 2005
BALANCE SHEET DATA

Cash	9,927	2,335
Total Assets	14,889	8,540
Total Liabilities	56,389	42,772
Stockholders’ Equity (Deficiency)	(41,500)	(34,232)

Where You Can Find Us

Our executive offices are located at 1 Innwood Circle, Suite 209 Little Rock, Arkansas 72211. Our phone number is (501) 223-3310.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the material risks described below and the other information in this prospectus before investing in our common stock. Below we have disclosed all material risks related to our company and our stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in November 2003. We have no significant assets, financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR BUSINESS OPERATIONS.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our preliminary operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease preliminary operations, any of which could put your investment dollars at significant risk.

 GARY MOORE, DON BRATCHER AND RICHARD TORTI’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR COMPANY AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Gary Moore, Don Bratcher and Richard Torti beneficially own approximately 88% of our common stock. Accordingly, for as long as these individuals continue to collectively own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

DON BRATCHER AND RICHARD TORTI, TWO OF OUR OFFICERS, HAVE A CONFLICT OF INTEREST BASED ON THEIR INVOLVEMENT IN OTHER BUSINESS INTERESTS WHICH WILL PREVENT THEM FROM DEVOTING THEIR FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.

Don Bratcher and Richard Torti may have a conflict of interest based in that they are involved in working for other businesses while they are also part of our management team Therefore, it is possible that a conflict of interest with regard to their time may arise if and their other activities may prevent them from devoting enough time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. Although Mr. Bratcher and Mr. Torti plan to only devote 5-10 hours a week each to our business, the time they must spend on their duties to the other companies may not allow them to devote the time we require to commence our operations.

TO DATE, WE HAVE NOT GENERATED ANY REVENUE. IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to Market our TimingWave software to investors through trading platforms. Trading Platforms are software or internet sites which provide quotes on stocks, bonds and commodities. The platforms have various time frames which display the price action of a market from as short as a minute and real time and as long as the entire price history of a stock or a commodity. A trading platform will also provide indicators either standard with a software package or offered as additional trading tools (subscribers pay an additional fee) that range from complicated moving averages, trading bands, point and figure charts, Gann angles, re-trace formulas etc. When a stock, bond, or commodity is displayed, the price action is also displayed on a chart created by the trading platform. Customers can add various indicators that evaluate a particular market at that moment in time giving a technical reading of overbought, oversold, neutral. Speculators, Investors, Hedgers use these indicators to determine positions in the markets. The Timingwave indicator will be built on several different trading platforms.

If we fail to generate significant revenues in the future, then we will not able to expand our services. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE DO NOT CURRENTLY HAVE AGREEMENTS WITH ANY CUSTOMERS TO OFFER OUR PRODUCT TO THEIR CLIENTS. IF WE ARE UNABLE TO OFFER OUR SERVICE THROUGH EXISTING COMPANIES, WE WILL BE UNABLE TO GENERATE REVENUE.

We currently have an arrangement with one company, Rosenthal & Collins, a Chicago based futures company, to test our software. There is no guarantee that they will find our software acceptable. We do not have any similar arrangements with any other company. At this time, our ability to generate revenue is speculative due to the fact that we do not have any agreements in place to offer our services to the public.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The intellectual property industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the industry. There are other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our officer and directors and our success depends on the continued efforts of such individuals to manage our business operations. At the present time, Gary Moore, our President and Chief Executive Officer devotes approximately 60 hours per week to the business affairs of the Company. Don Bratcher, our Chief Financial Officer, devotes five to ten hours per week to the business affairs of the Company. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel in the future as needed in accordance with our plan of operations. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not generated any revenue to date. We have incurred net losses of $203,663, and an accumulated deficit of $203,663.

If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

THERE IS CURRENTLY NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY AND THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 53,480,000 shares of common stock outstanding as of December 19, 2006, 1,450,000 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 52,030,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

WE HAVE BEEN INFORMED THAT THE DISCLOSURES IN EACH PERIODIC REPORT APPEAR TO INDICATE THAT MATERIAL WEAKNESSES IN DISCLOSURE CONTROL EXISTED PRIOR TO THE EVALUATION DATE.

Management believes that the disclosure controls and procedures are now adequate, but the SEC has expressed continued concern over these material weaknesses and how they may affect the reliability of our financials and the overall viability of our company.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum undertaken by our subsidiary EPS, Inc. pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in December 2004.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,450,000 shares of our common stock held by 37 shareholders. Such shareholders include the holders of the shares sold in the Regulation D Rule 506 offering which was completed by EPS, Inc. in April 2005 and the shares which were subsequently issued to these shareholders pursuant to the terms of the Stock Purchase Agreement and Share Exchange between us and EPS, Inc. Such shareholders also include individuals who received such shares for services rendered to EPS, Inc. and subsequently received shares of our common stock in the Share Exchange. Such shareholders also include Anslow & Jaclin, LLP who received compensation for legal services.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 19, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering (1)
Anslow, Richard I.	250,000	100,000	150,000	*
Baste, Randy	5,000	5,000	0	*
Blackwood, Jr., Robert A.	5,000	5,000	0	*
Bratcher, Don	15,250,000	100,000	15,150,000	28.33%
Braziel, John R.	5,000	5,000	0	*
Carden, Jimmy	1,250,000	100,000	1,150,000	2.15%
Compton, John M.	5,000	5,000	0	*
DeWese, Randy O.	5,000	5,000	0	*
DeWese, Richard	5,000	5,000	0	*
Eubanks III, Robert M.	5,000	5,000	0	*
France, Mindy	5,000	5,000	0	*
Good III, Henry	300,000	100,000	200,000	*
Good, David M.	5,000	5,000	0	*
Good, Dr. Henry	10,000	10,000	0	*
Halinski, Jr., Richard T.	5,000	5,000	0	*
Islom, Amanda	5,000	5,000	0	*
Jaclin, Gregg E.	250,000	100,000	150,000	*
Joyce, Jr., William D.	1,005,000	100,000	905,000	1.69%
Kemp, William R.	5,000	5,000	0	*
Kennedy, Brad	5,000	5,000	0	*
Leathers, Joan	250,000	100,000	150,000	*
Moore, Eunice	1,250,000	100,000	1,150,000	2.15%
Moore, Gary	15,250,000	100,000	15,150,000	28.33%
Moore, Randy	5,000	5,000	0	*
Nesslerodt, D.A.	5,000	5,000	0	*
Reddy, R. N.	10,000	10,000	0	*
Rife, Dan	5,000	5,000	0	*
Sands, Charlotte	275,000	100,000	175,000	*
Sands, Spencer	25,000	25,000	0	*
Sluss, Belinda	500,000	100,000	400,000	*
Snyder, Dale H.	5,000	5,000	0	*
Thommann, Ralph	5,000	5,000	0	*
Torti, Richard	15,000,000	100,000	14,900,000	27.86%
Torti, Richy	1,250,000	100,000	1,150,000	2.15%
Umar, Emre	5,000	5,000	0	*
Watts, Judy	5,000	5,000	0	*
Webb, James V.	5,000	5,000	0	*

* Less than one (1) percent

(1) Based on 53,480,000 shares issued and outstanding as of December 19, 2006.

To our knowledge, except as noted below, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

The following sets forth the relationships between the selling shareholders and our principal shareholders and officers and directors:

1.	Eunice Moore is the mother of Gary Moore
2.	Amanda Islom is the niece of Gary Moore
3.	Spencer Sands is the nephew of Gary Moore
4.	Randy Moore is the cousin of Gary Moore
5.	Jimmy Carden is the uncle of Gary Moore
6.	Charlotte Sands is the sister of Gary Moore
7.	Richie Torti is the (adult) son of RichardDick Torti
8.	Richard Dewese is the (adult) stepson of Richard Torti
9.	Randy Dewese is the (adult) stepson of Ricard Torti
10.	Anslow and Jaclin, LLP is the Company’s legal counsel

John Compton, Dan Rife, Robbie Blackwood, and Randy Baste are affiliated with broker-dealers but purchased their shares in us outside of their affiliation with the broker-dealers. They purchased their shares in the ordinary course of business and at the time of the purchase of the securities to be resold, they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

To our knowledge, none of our shareholders other than John Compton, Dan Rife, Robbie Blackwood, and Randy Baste are broker-dealers or affiliated with broker-dealers

Absent circumstances indicating that a change in the selling security holders is material, the change may be reflected by the filing of a Rule 424(b) prospectus supplement describing such a change and setting forth the information required by Item 507 of Regulation S-B. This assumes the change does not involve increasing the number of shares or dollar amount registered. Such changes may include, but are not limited to, changes to reflect the transfer of shares by a shareholder to another investor or changes in the name of the selling security holder. We will file a post-effective amendment to disclose changes in the security holders which occur after the effectiveness of the registration statement.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. The selling shareholders may be deemed to be underwriters with respect to the shares that they are offering for resale.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. Prior to the involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately  $55,015.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

Regulation M

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

The issuer is not a party to any current or contemplated litigation. No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers, as of December, 2006, are set forth below. The directors hold office for their respective term and until their successors are duly elected and qualified. Vacancies in the existing Board are filled by a majority vote of the remaining directors. The officers serve at the will of the Board of Directors.

Name	Age	Position	Date Appointed

Gary Moore	52	President; Chief Executive Officer; Director	September 8, 2004
Don Bratcher	54	Vice President; Chief Financial Officer; Director	September 8, 2004
Richard Torti	52	Vice President	October 15, 2004

Business Experience

Set forth below is the name of our director and officer, all positions and offices with us held, the period during which he has served as such, and the business experience during at least the last five years:

GARY MOORE has been our President and Chief Executive Officer, as well as a member of the Board of Directors since September 8, 2004. He brings to the Company more than 25 years experience in the banking industry. Since its inception, Mr. Moore has been responsible for the development and infrastructure of EPS, our wholly owned subsidiary, which is a market evaluation software company. From 2001- 2003 he was a partner and a co-founder of AMDS in Memphis Tennessee which is a merchant service provider for credit card processing. He sold his interest in AMDS to his partners in June 2003. Prior to such time from 1986-1999 he was the head government bond trader for Union Planter Bank where he managed bond positions and traded over a billion bonds monthly. In 2000-2001, he was also employed in the mortgage division of Union Planters where his responsibilities included correspondent banking and developing relationships with regional banks. He received his degree in Journalism/Public Relations from the University of Memphis in 1976. From 2003 to the present, Mr. Moore has worked exclusively developing the TimingWave formula into software application. Mr. Moore devotes about 60 hours a week to his work at the Company, 100% of his time.

DON BRATCHERhas been our Chief Financial Officer as well as a member of our Board of Directors since September 8, 2004. He has over 25 years experience in finance and has served in various capacities at both small and large companies. Until August of 1993, Mr. Bratcher worked as a Senior Examiner for the Arkansas Insurance Department. In that capacity, he was responsible for the supervision and participation in the examination of domestic and foreign insurance companies to determine financial condition and compliance with Arkansas insurance law. He is presently self-employed doing Futures and Options Trading. In addition, since 1993 he has acted as Examiner In-Charge and Examiner on behalf of various state insurance departments for financial condition examinations of insurance companies participating in all phases of the examination process on an independent contractor basis. In such capacity he performed in-house desk audits and financial analysis of both domestic and foreign insurers. Mr. Bratcher is a Certified Financial Examiner and Member of the Arkansas Society of Certified Public Accountants. Mr. Bratcher devotes 5-10 hours per week to the business, about 5% of his time.

RICHARD TORTI has been our Vice President since October 15, 2004. He has over 25 years of experience in the banking and securities industries and has served in various capacities in profit and loss management, operations, compliance strategic planning and business development. He has been employed by the Arkansas Dept. of Insurance since May 1, 2005 as a senior examiner. Prior to that position he was self-employed as a contract consultant and in such capacity in banking, investments and business management. In addition, from 1999 until 2001 he was the Vice President/Manager of Capital Markets for Union Bank of California in Los Angeles. In such capacity he management capital markets department with full profit and loss responsibility with an emphasis on strengthening the bank’s overall market share with its customer base by building referral channels for cross selling opportunities with other department. From 1994 to 1999 he was the Senior Vice President and Midwest Manager of Bank of America/Nations Bank where he directed bank relationships managers in developing customer programs. Mr. Torti has a Series 65 license and has active life and health insurances licenses. He received his Master of Business in Finance as well as his Bachelor of Business Administration in Investments and Accounting from Memphis State University in Memphis, Tennessee. Mr. Torti devotes 5-10 hours per week to the business, about 5% of his time.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.
None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of December 19, 2006 by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by all officers and directors of us as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)

Common Stock	Gary Moore 1 Inwood Cr. Little Rock, AR 72211	17,250,000 (2)	32.26%
Common Stock	Don Bratcher 23 Hampshire Circle Little Rock, AR 72212	15,250,000	28.52%
Common Stock	Richard Torti 68 River Ridge Rd Little Rock, AR 72227	15,000,000	28.05%

Officers and Directors As a Group (3)		47,000,000	88.83%

(1) The percent of class is based on 53,480,000 shares of common stock issued and outstanding as of December 19, 2006.

(2) Of these 17,250,000 shares, 15,250,000 shares are owned directly by Mr. Moore. The remaining 1,430,000 shares are owned by members of Mr. Moore’s immediate family.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of December, 2006, 53,480,000 shares of common stock are issued and outstanding and held by 38 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors cannot necessarily elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

 Our articles of incorporation currently do not authorize us to issue preferred stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. The shares received by Anslow and Jaclin are being registered for resale.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A., to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF BUSINESS

Organization Within the Last Three Years

We were incorporated in the State of Delaware under the name Modena 2, Inc. on December 3, 2003 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On September 8, 2004, pursuant to an agreement between us, Chris Penner, Don Bratcher and Gary Moore (“Agreement”), Gary Moore and Don Bratcher purchased all of our issued and outstanding shares of common stock. Pursuant to the terms of a Stock Purchase Agreement, Gary Moore and Don Bratcher each purchased 50,000 shares of the Company's issued and outstanding common stock from Chris Penner, the sole officer, director and shareholder of the Company. The total of 100,000 shares represents all of the Company's outstanding common stock. Gary Moore and Don Bratcher paid a total of $26,000 to Chris Penner for his shares.

We have been in the developmental stage since inception and have no operations to date other than issuing shares

On May 10, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between us and EPS, Inc., an Arkansas corporation, and the shareholders of EPS, we purchased all of the outstanding shares of EPS from the EPS shareholders for the issuance of 10,056,000 shares of our stock to the EPS shareholders. Pursuant to the Agreement, EPS became a wholly owned subsidiary of the Company. Pursuant to the terms of the Agreement, we filed Articles of Amendment with the State of Delaware changing our name to Effective Profitable Software, Inc.

Based on the acquisition of EPS we changed our business focus to become a financial markets evaluation software company which focuses on bringing affordable evaluation tools to the general public. We are based in Little Rock, Arkansas and are led by Don Bratcher, Gary Moore and Richard Torti. We use in house proprietary software for evaluation of markets, stocks, commodities, and other financial instruments. We have developed an innovative evaluation system we call the “Timing Wave.” At the center of the system is a 100% mechanical, unemotional timing model that is both powerful and simple to use. The system’s web-based access will make it both affordable and accessible and our evaluations will be easily understood.

On May 20, 2005, our directors and shareholders approved a 5-1 forward split of our outstanding common shares increasing the amount of shares owned by these shareholders to 50,280,000 shares.

Executive Summary

EPS, Inc. is financial markets evaluation software company that will focus on bringing affordable evaluation tools to the general public. Our business model is to use in house proprietary software for evaluation of markets, stocks, commodities, and other financial instruments.

We were a blank check company prior to the May 10, 2005 stock purchase and share exchange. It is our opinion that we are not a blank check company as defined in Rule 419 under the Securities Act of 1933 (as amended) since we have conducted operating activities and have taken affirmative steps in the operation of our business. We currently have no intention to enter into any acquisition that requires our principal shareholders, to give up voting control of our stock. In the event we acquire other entities in the future, our principal shareholders will maintain their ownership interests.

We have not yet commenced operations. We have developed an evaluation system we call “TimingWave”. At the center of the system is a 100% mechanical timing model. Timingwave is offered for use through the Internet by investors when deciding short term price momentum for various securities by providing mathematical values. A reading of 100 or higher is an overbought reading, indicating an anticipated decline in stock price. A value of 80 or lower is an oversold reading, indicating an anticipated rise or increase in stock price. EPS does not offer investment advice, nor does it guarantee the accuracy of the software’s calculated opinion: such decisions are left to the investors. The software offers a reference to the potentially oversold/overbought position that the underlying study may exhibit. This proprietary system evaluates the short term momentum of indices or individual products. For example it works with stocks, bonds and commodities. Because the system is mathematical it offers an opinion as to the overbought/oversold position that is automatic. The company suggests that anyone using TimingWave do so only with the advice of their financial advisor and a sound capital management plan, including stop-loss arrangements.

We have been testing TimingWave for the past nine months, comparing our hypothetical trades with the results of actual markets. The past several months have been used in real time testing providing detail trading history for future subscribers to apply with the Timingwave for market evaluations. We daily evaluate 9-15 markets using the Timingwave indicator. We have now almost 12 months’ history and are satisfied with the TimingWave’s ability to enhance an investor, hedger, speculators’ market decision-making process. We intend to build the TimingWave indicator on two trading platforms “Tradestation and e-Signal they have over 500,000 subscribers. We will offer a free trial period for each of the trading stations subscribers. The timeframe is between 3-6 months before this will be built and offered to the public. We have completed our testing, and we currently have enough data to fully assess the capabilities of TimingWave. The software has been completed and we use it everyday, but it was built on the Metastock trading platform and is not transportable to other stations, making it necessary to learn a new computer language for each trading platform.

We developed and own the proprietary software directly. We have spent $60,000 to date on development.

We believe that we will be able to leverage the proprietary evaluation system to quickly gain market share. Priced at less than a dollar a day, it will have user-friendly functions that produce reliable and clear evaluations for our subscribers. If TimingWave is firmly developed in the market, the Company will consider offering other services such as consulting services with large speculators and hedger money managers. No such services, however, are currently in development.

Management Team

Our management team has combined experience in sales, banking, management, accounting, and technical evaluation. All members of our management team share the same desire to bring an affordable evaluation system to the public.

Services

Training materials will be provided for all software subscribers. If a subscriber chooses to, they can attend instructional seminars where a Power Point presentation will be presented to them along with the use of the training materials. The seminars will be held in various locations throughout the country and admission is free, although reservations will be mandatory in order to allow EPS to prepare for the number of participants. If a subscriber chooses not to attend the seminars, they will be given passwords in order to gain access to an on-line system which will provide them with the training materials.

Market Analysis Summary

Trading platforms such as TradeStation, eSignal, and MetaStock have a total of approximately 500,000 subscribers. We intend to build our software on their platforms. Trading Platforms are software or internet sites which provide quotes on stocks, bonds and commodities. The platforms have various time frames which display the price action of a market from as short as a minute and real time and as long as the entire price history of a stock or a commodity. A trading platform will also provide indicators either standard with a software package or offered as additional trading tools (subscribers pay an additional fee) that range from complicated moving averages, trading bands, point and figure charts, Gann angles, re-trace formulas etc. When a stock, bond, or commodity is displayed, the price action is also displayed on a chart created by the trading platform. Customers can add various indicators that evaluate a particular market at that moment in time giving a technical reading of overbought, oversold, neutral. Speculators, Investors, Hedgers use these indicators to determine positions in the markets. The TimingWave indicator will be built on several different trading platforms.

Trading platforms are open to the public. Subscriptions will be made on-line through our website and access for each platform will be linked. Once you subscribe you are given access to an indicator writing system. We are currently in the process of building our platform on E-Signal. Software engineers are working on TradeStation now and we have built the system on MetaStock, which currently has the least subscribers.. Our target goal is TradeStation which has the largest number of subscribers.

Professional traders, as well as companies operating trade platforms, will be contacted. The software is interfaced with their trading platforms, and the trading fees that are generated by the system will be shared. Hedge funds, money managers, and mutual funds will be solicited for designing proprietary systems suited to their particular requirements. We also address a previously ignored niche: the small investor.

Service Business Analysis

The majority of evaluation programs are designed for the professional or institutional trader; they are typically complicated with confusing language. Our programs are written for the novice in mind and we do not use complicated indicators or subjective strategies. The purpose of our system is to help the investor decide whether they should be in or out of a given market, stock, or other investment.

We will attempt to leverage the proprietary evaluation system to gain market share.

We intend to hold seminars throughout the country to educate the consumer on the product they. Outside agents will arrange and conduct the seminars. The agents will make a scripted Power Point presentation, demonstrating the evaluation software and how to read the indicators. Direct mail and email advertising will be used as well.

These forms of advertising offer free access and instructions on the use of the evaluation software’s various programs. We also intend to begin a weekly, interactive class for subscribers in case they have any questions they need clarified.

Web Plan Summary

Management has secured the services of a Web designer, Belinda Sluss, an independent contractor, to build our Website in exchange for $1800 and 100,000 shares of stock. The initial website has tutorials for training subscribers in using the Timingwave. The cost was based on $40 per page, and includes updates and changes to be made for the following two years. The site will contain information on the use of Timingwave as well as tutorials to assist in formulating a sound capital management plan. There will also be descriptive information regarding the various markets for investing. The target date for completion is December 31, 2006. Our website address is www.timingwave.com.

Our website will have several different functions. It will be used as a marketing tool and it will allow subscribers to access the evaluation software. The site will also give subscribers opinions on strategies and historic data along with third party validation of the performance of our evaluation system.

We will use our own secure credit card subscriptions service, built by Value Web, our website host, to process subscriptions. Our website host built this secure commerce page in 3 months for $2400.

A weekly TimingWave instructional and interactive class will also be provided, along with a glossary and answers to FAQ’s.

Competition

Competition is very high in the industry, with hundreds of market timing websites are available, each having particular systems and markets with various time periods and indicators. Many of our competitors only trade the stock market, and others only give buy and sell signals on a daily or hourly bases. We are different because we are a trading tool which indicates when certain market conditions exist for a high probability trade, and the data can be applied to all markets, including individual stocks. The website will contain software in which the subscriber will be able to test results historically and it will give the most advantageous stop loss level. The indicators that collaborate to produce the market signal are simple and objective. We will market the TimingWave with a free one month subscription to gain name recognition in the industry.

Customers

We currently have no customers. We had an agreement with Rosenthall and Collins to do marketing for us, but this has been cancelled and we will do all marketing internally.

The Company does not have any patents, licenses, or trademarks other than our Website name, which is protected. We have not attempted to patent the formula for the Timingwave, as the complexities make it impossible to replicate. All copies of the software used are protected by firewalls and spyware. We do not require government approval for the development of our software, but we do require government licenses to manage money and to solicit funds for trading, all of which we have.

Research and Development

We have, to date, spent $8,400 on data feed and technical work in our attempts to build a system tester. The data feed is used to test our product’s results when applied to actual securities markets.

Employees

We currently have two employees in our company, Gary Moore our President and Don Bratcher our Chief Financial Officer. Since we are internet based company at this time the need for additional full time employees is not essential to our operations. All subscriptions will be handled over the website which will all be automated once the software is built. Additional employees will not be needed until the third stage when we start to manage money.

MANAGEMENT DISCUSSION AND ANALYSIS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

Overview

On May 10, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between us and EPS, Inc., an Arkansas corporation, and the shareholders of EPS, we purchased all of the outstanding shares of EPS for the issuance of 10,156,000 shares of our stock to the EPS shareholders. Pursuant to the Agreement, EPS became a wholly owned subsidiary of the Company. Pursuant to the terms of the Agreement, we filed Articles of Amendment with the State of Delaware changing our name to Effective Profitable Software, Inc. Two of the current majority shareholders of Effective Profitable Software, Gary Moore and Don Bratcher, were also the majority shareholders of EPS, Inc., making this a related party transaction.

Based on the acquisition of EPS we changed our business focus to become an evaluation software company which focuses on bringing affordable evaluation tools to the general public. We are based in Little Rock, Arkansas and are led by Don Bratcher, Gary Moore and Richard Torti. We use in house proprietary software for evaluation of markets, stocks, commodities, and other financial instruments. We have developed an innovative financial markets evaluation system we call the TimingWave. At the center of the system is a 100% mechanical timing model. The system will provide web-based access that is both affordable and accessible with evaluations that are easily understood.

On May 20, 2005, our directors and shareholders approved a 5-1 forward split of our outstanding common shares increasing the amount of shares owned by these shareholders to 50,280,000 shares.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the operations:

Initially we plan to prepare and execute a marketing plan to develop our subscription base. The majority of our member base will be obtained from two sources: search engine results and links placed in online market timing directories via link exchange programs. Link exchange means placing your website address on another website for advertising. You can opt to pay on a “per-click” basis or by allowing the other website to advertise on your website.

We anticipate that within thirty to sixty days, a comprehensive marketing plan will be developed. We expect to spend approximately $5,000 on marketing in the areas of Keyword Advertising and Sponsored Links through Google, FindWhat, and other similar targeted keyword programs. Another area that we will vigorously pursue as part of our marketing and branding program is search engine placement. By continuing to work to optimize the site, and by increasing the number of links to the site, we feel we can receive better search results and search engine saturation, which in turn directs more traffic to the website. In addition to our internet based effort we intend to advertise in national papers Wall Street Journal, USA Today we anticipate additional subscriptions from word of mouth.

Once the trading system (Timingwave) is built on Trade Station and E-signal, which we expect to be completed in 3 to 5 months, a free 30-day trial will be offered to all existing platform subscribers for both signal and trade station clients, which total 540,000 clients. We expect the cost to build the Timingwave on Trade Station and Signal to be $25,000 to $40,000. Once we achieve our goal of 1,000 subscribers, we should have the funds the advertise and hire salesmen to solicit enough funds to reach our next goal of 10,000 additional subscribers. Our ultimate goal is $100,000,000 in managed money for clients using the Timingwave signals.

Tutorials to use the indicators will be provided on the website. Those satisfied with the indicators may subscribe online. Links will be provided to trade platforms to allow the subscribers to access the Timingwave signals. Certified Fund managers will solicit clients on the website and by seminars and direct contact with Money managers and wealthy individuals, with a performance incentive of 20% profit per quarter. Advertising will be done on the internet through Google, and in print ads that will refer potential customers to our website for detailed explanations of fees and historical results. We anticipate acquiring 1000 subscribers from the free trial period. In the first quarter of 2007, we intend to charge a subscription fee of $300 per quarter for our services. We intend to inform our existing customers when they subscribe that this is an initial offer and prices will increase. Income from initial subscribers will provide funds for advertising for additional subscribers and salesmen to be hired to contact wealthy individuals and money managers to solicit funds and subscriptions. A model Portfolio of $100,00 will be created and results will be posted daily. Our current hypothetical portfolio is up 55%.

We do not have enough cash to satisfy our minimum cash requirements for the next twelve months. We require additional funds to increase marketing, to expand operations, and for further development of our website. Gary Moore, our President, has verbally agreed to provide us with the funds that we need until we start producing revenue or can acquire funds from other sources. No significant purchases of equipment are anticipated; however, a substantial surge in traffic and/ or membership could necessitate the purchase of additional servers.

As reflected in the accompanying financial statements, we are in the development stage and have not yet commenced operations. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

EPS Inc. continues to record real time trades in order to give a history of the software’s performance. The industry standard is a minimum of one year’s results. We have now 9 months of data. Rosenthal & Collins, our only client, is independently testing the system. We are working on building it’s software on the trade station platform which will enable us to offer it to over 500,000 subscriber. We do not have a target date for this completion. However once this is completed we intend to commence a print and internet based marketing program.

Capital Resources and Liquidity.

Our unaudited balance sheet as of September 30, 2006 reflects assets of $14,889 consisting of cash of $9,927, prepaid expenseof $250, property and equipment of $3,962, and deposits of $750. Total liabilities as of September 30, 2006 were $56,389 consisting of accounts payable of $13,679 and stockholder loans of $42,710.

As of September 30, 2006, we had cash of $9,927. Our general and administrative expenses are expected to average $5,000 per month for the next 12 months based upon our projected operating budget, mostly in advertising costs. We currently do not have enough cash to satisfy more than one year of operations without receiving additional funds from our President or additional investors. Our President, Gary Moore, has verbally agreed to provide the Company with money to allow us to continue operations until we can start producing sufficient revenue or can acquire funds from other sources.

Our audited balance sheet as of December 31, 2005 reflects assets of $8,540 consisting of cash of $2,335, property and equipment of $4,655, deposits of $750, and pre-paid expenses of $800. Total liabilities as of December 31, 2005 were $42,772 consisting of accounts payable of $8,187 and stockholder loans of $34,585.

Going Concern Consideration

The report of our independent registered public accounting firm on our December 31, 2005 audited financial statements contains an explanatory paragraph expressing uncertainty with respect to our ability to continue as a going concern. As reflected in the accompanying audited financial statements, we are in the development stage. We have no operations and have had recurring losses since inception and an accumulated deficit of $161,565. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

We believe that actions presently being taken to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.

Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This Statement is effective in fiscal years beginning after December 31, 2005. The Company has not yet determined the effect of implementing this standard.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our executive offices are located at 1 Innwood Circle, Suite 209 Little Rock, Arkansas 72211. This office space is leased to us pursuant to a month-to-month lease with Harper Properties which commenced October 2005. Pursuant to the terms of the lease we pay $250 a month for this property and we believe that this space is sufficient and adequate to operate our current business. There is no affiliation between Harper Properties and the Company or any of its officers except for renting the property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our officers have loaned us working capital in the form of unsecured demand notes. At September 30, 2006 we owed $59,485. There are no terms on the note. We are accruing interest on the notes at a rate of 4% per annum and classifying the expense as an in-kind contribution.

On November 18, 2003, we issued a total of 100,000 shares to John Fitzpatrick for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. On September 9, 2004, Gary Moore purchased 50,000 shares from Chris Penner and Don Batcher purchased 50,000 shares from Chris Penner pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. These 100,000 shares were subsequently increased to 500,000 shares in the 5-1 forward split undertaken by the Company on May 20, 2005. On May 10, 2005, we issued a total of 10,056,000 shares of our common stock to 37 shareholders pursuant to the Stock Purchase Agreement and Share Exchange between us and EPS, Inc. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. On May 20, 2005, our directors and shareholders approved a 5-1 forward split of our outstanding common shares increasing the amount of shares owned by these shareholders to 50,280,000 shares. On May 10, 2005, pursuant to a Stock Purchase Agreement and Share Exchange between us and EPS, Inc., an Arkansas corporation, and the shareholders of EPS, we purchased all of the outstanding shares of EPS from the EPS shareholders for the issuance of 10,156,000 shares of our stock to the EPS shareholders. Pursuant to the Agreement, EPS became our wholly owned subsidiary. Pursuant to the terms of the Agreement, we filed Articles of Amendment with the State of Delaware changing our name to Effective Profitable Software, Inc. The current majority shareholders of Effective Profitable Software, Gary Moore and Don Bratcher, were also the majority shareholders of EPS, Inc., making this a related party transaction.

Gary Moore, Don Bratcher, John Fitzpatrick and Chris Penner are deemed our promoters.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.

Holders

As of December 19, 2006, there are approximately 38 holders of our common stock.

Rule 144

The 50,780,000 (post split) shares issued to our shareholders pursuant to the share exchange agreement with EPS, Inc., are available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 534,800 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Pursuant to the January 21, 2000 letter from the SEC and Richard Wuff from the NASD, (“Wulff-Worm letter”) the SEC and NASD determined that the shareholders of a blank check company are deemed to be “underwriters” of the securities issued. In accordance with the Wulff-Worm letter, those shareholders who received shares when the company was a blank check company are therefore ineligible to rely on Rule 144(k) or any other exemption to have shares issued to them without a restrictive legend. Accordingly, these shares can only be resold if they are registered pursuant to a registration statement filed with the SEC under the Securities Act.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering.

Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information as of December 19, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation Plans approved by Security holders	None

Equity compensation Plans not approved By security holders	None

EXECUTIVE COMPENSATION

Summary Compensation Table. The following summary compensation table sets forth all compensation paid by us during the fiscal year ended December 31, 2005 and for the period February 23, 2004 to December 31, 2004 in all capacities for the accounts of the Chief Executive Officer (CEO) and executive officers who were serving as of the fiscal year ending December 31, 2005 whose salary and bonus during fiscal year ending December 31, 2005 exceeded $100,000.

Summary Compensation Table

		ANNUAL COMPENSATION	LONG-TERM COMPENSATION
Name	Year	Salary	Restricted Stock Awards ($)

Gary Moore	2005	$0	$0
Chief Executive Officer	2004	$0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended December 31, 2005

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during fiscal year ending December 31, 2005, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

PAGE	1	CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2006 (UNAUDITED)

PAGE	2	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO SEPTEMBER 30, 2006 (UNAUDITED)

PAGE	3	CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO SEPTEMBER 30, 2006 (UNAUDITED)

PAGE	4	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO SEPTEMBER 30, 2006 (UNAUDITED)

PAGES	5 - 10	NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2006 (UNAUDITED)

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2006
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash	$9,927
Prepaid expenses	250
Total Current Assets	10,177

PROPERTY AND EQUIPMENT, NET	3,962

OTHER ASSETS
Deposits	750
Total Other Assets	750

TOTAL ASSETS	$14,889

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$13,679
Stockholder loans	42,710

TOTAL LIABILITIES	56,389

STOCKHOLDERS’ DEFICIENCY
Common stock, $0.0001 par value, 100,000,000 shares authorized, 53,480,000 shares issued and outstanding	5,350
Additional paid in capital	156,813
Accumulated deficit during development stage	(203,663)
Total Stockholders’ Deficiency	(41,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$14,889

See accompanying notes to condensed consolidated financial statements.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30, 2006	For the Three Months Ended September 30, 2005	For the Nine Months Ended September 30, 2006	For the Nine Months Ended September 30, 2005	For the Period from February 23, 2004 (Inception) To September 30, 2006

REVENUE	$-	$-	$-	$-	$-

OPERATING EXPENSES
General and administrative	14,469	5,795	40,829	34,199	192,770
Total Operating Expenses	14,469	5,795	40,829	34,199	192,770

LOSS FROM OPERATIONS	(14,469)	(5,795)	(40,829)	(34,199)	(192,770)

OTHER INCOME (EXPENSE)
Other income	-	-	-	-	31
Loss on disposal of assets	-	(3,306)	-	(3,306)	(6,893)
Interest expense	(415)	(851)	(1,269)	(1,982)	(4,031)
Total Other Income (Expense)	(415)	(4,157)	(1,269)	(5,288)	(10,813)

NET LOSS	$(14,884)	$(9,952)	$(42,098)	$(39,487)	$(203,663)

NET LOSS PER SHARE - BASIC AND DILUTED	$-	$-	$-	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	53,480,000	53,280,000	51,780,000	52,069,377	49,889,116

See accompanying notes to condensed consolidated financial statements.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO SEPTEMBER 30, 2006
(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated Deficit During Development
	Shares	Amount	Capital	Stage	Total

Common stock issued to founders for cash ($0.00002 per share)	45,000,000	$4,500	$(3,600)	$-	$900

Common stock issued for legal services ($0.02 per share)	500,000	50	9,950	-	10,000

Common stock issued for services ($0.02 per share)	2,500,000	250	49,750	-	50,000

Common stock issued for cash ($0..02 per share)	2,280,000	230	45,370	-	45,600

In-kind contribution of interest on stockholder loans	-	-	646	-	646

Net loss for the period from February 23, 2004 (inception) to December 31, 2004	-	-	-	(110,081)	(110,081)

Balance, December 31, 2004	50,280,000	5,030	102,116	(110,081)	(2,935)

Common stock issued for services ($0.02 per share)	500,000	50	9,950	-	10,000

Common stock issued for cash ($0.02 per share)	500,000	50	9,950	-	10,000

In-kind contribution of interest on stockholder loans	-	-	1,787	-	1,787

Common stock issued in reverse merger	500,000	50	(1,650)	-	(1,600)

Net loss, 2005	-	-	-	(51,484)	(51,484)

Balance, December 31, 2005	51,780,000	5,180	122,153	(161,565)	(34,232)

Stock issued for cash ($0.02 per share)	1,700,000	170	33,830	-	34,000

In-kind contribution of interest on stockholder loans	-	-	830	-	830

Net loss for the nine months ended September 30, 2006	-	-	-	(42,098)	(42,098)

BALANCE, SEPTEMBER 30, 2006	53,480,000	$5,350	$156,813	$(203,663)	$(41,500)

See accompanying notes to condensed consolidated financial statements.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30, 2006	For the Nine Months Ended September 30, 2005	For the Period From February 23, 2004 (Inception) to September 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,098)	$(39,487)	$(203,663)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	694	2,176	4,438
Loss on disposal of property and equipment	-	3,306	6,893
In-kind contribution of interest on stockholder loans	830	1,795	3,262
Stock issued for payment of services and expenses	-	10,000	70,000
Changes in operating assets and liabilities:
Deposits	-	-	(750)
Prepaid expenses	550	25,100	(250)
Accounts payable and accrued expenses	5,491	3,814	12,078
Net Cash Provided By (Used In) Operating Activities	(34,533)	6,704	(107,992)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	-	1,925	3,425
Purchase of property and equipment	-	-	(18,716)
Net Cash Provided By (Used In) Investing Activities	-	1,925	(15,291)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of loan payable - related party	25,000	15,557	91,420
Repayment of loan payable - related party	(16,875)	(26,000)	(48,710)
Proceeds from issuance of common stock	34,000	-	90,500
Cash overdraft	-	270	-
Net Cash Provided By (Used In) Financing Activities	42,125	(10,173)	133,210

NET INCREASE (DECREASE) IN CASH	7,592	(1,544)	9,927

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,335	1,544	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,927	$-	$9,927

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$439	$187	$768

Cash paid for taxes	$-	$-	$-

See accompanying notes to condensed consolidated financial statements.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006
(UNAUDITED)

NOTE 1       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B) Organization

Effective Profitable Software, Inc. F/K/A Modena 2, Inc. (a development stage company) was incorporated in the state of Delaware on November 18, 2003.

EPS, Inc., (a development stage company) was incorporated in the state of Arkansas on February 23, 2004.

On May 10, 2005 pursuant to a stock purchase agreement and share exchange between the Effective Profitable Software, Inc. and EPS, Inc. and the shareholders of EPS, Inc., we purchased all of the outstanding shares of EPS for the issuance of 10,156,000 (50,780,000 post-split) shares of our stock to EPS shareholders. Pursuant to the agreement, EPS became a wholly owned subsidiary of the Company. As a result of the agreement, the transaction was treated for accounting purposes as a reorganization by the accounting acquirer (EPS, Inc.) and as a recapitalization by the accounting acquiree (Effective Profitable Software, Inc.).

Accordingly, the financial statements include the following:

(1)	The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2)	The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006
(UNAUDITED)

Activities during the development stage include developing the business plan and raising capital.

Effective Profitable Software, Inc. and its wholly-owned subsidiary are hereafter referred to as the “Company”.

The Company intends to develop computer software for use in technical analysis of financial markets.

(C) Principles of Consolidation

The 2006 financial statements include the accounts of Effective Profitable Software, Inc. and its wholly-owned subsidiary EPS, Inc. The 2005 financial statements include the accounts of Effective Profitable Software, Inc. from the May 10, 2005 merger and its wholly-owned subsidiary EPS, Inc., from February 23, 2004, inception.

All significant intercompany accounts and transactions have been eliminated in consolidation.

(D) Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is assured.

(E) Cash and Cash Equivalents

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

(F) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006
(UNAUDITED)

(G) Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the declining balance method over the estimated useful lives of the various classes of assets as follows:

Computers and equipment	5 years
Furniture and fixtures	7 years

Property and equipment at September 30, 2006 consisted of the following:

Office furniture and fixtures	$4,727
Computer equipment	1,247
Total property and equipment	5,974
Less: accumulated depreciation	2,012

Property and equipment, net	$3,962

Depreciation expense for the nine month periods ended September 30, 2006 and 2005 and for the period from February 23, 2004 (inception) to September 30, 2006 was $694, $2,176 and $4,436, respectively.

(H) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006
(UNAUDITED)

(I) Fair Value of Financial Instruments

The Company’s financial instruments include accounts payable and liabilities to shareholders. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

(J) Earnings Per Share

Basic earnings per share is computed by dividing earnings available to stockholders by the weighted-average number of shares outstanding for the period as guided by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings. As of September 30, 2006 and 2005, the Company does not have any outstanding dilutive securities.

(K) Concentrations of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts if those accounts are in excess of $100,000. As of September 30, 2006 there were no cash deposits in excess of the FDIC limit.

(L) Recent Accounting Pronouncements

SFAS 155, “Accounting for Certain Hybrid Financial Instruments” and SFAS 156, “Accounting for Servicing of Financial Assets” were recently issued. SFAS 155 and 156 have no current applicability to the Company and have no effect on the financial statements.

NOTE 2       RESTATEMENT OF FINANCIAL STATEMENTS

The financial statements for the period ended June 30, 2006 have been restated to adjust the number of post split shares issued in the reverse merger with EPS from 2,500,000 to 500,000 shares of common stock for the year ended December 31, 2005. The original number of shares issued to EPS was 100,000 shares of common stock or 500,000 shares post split. All equity numbers have been adjusted as well as the weighted average shares outstanding. The restatement has had no effect on the total shareholders deficit or the loss per share.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006
(UNAUDITED)

 NOTE 3       RELATED PARTY TRANSACTIONS

The Company’s officers have loaned the Company working capital in the form of unsecured demand notes. At September 30, 2006 the Company owed $42,710. There are no terms on the note and the Company expects to retire these notes during the year 2007. The Company is accruing interest at a rate of 4% per annum and classifying the expense as an in-kind contribution.

NOTE 4       STOCKHOLDERS’ EQUITY

(A) Issuance of Common Stock to Founders

On February 23, 2004, the company issued 45,000,000 shares of common stock to the Company’s officers for services regarding the initial start up of the Company. The value of these shares was $900, or $.00002 per share.

(B) Stock Issued for Cash

During the period ended December 31, 2004, the Company undertook a private placement issuance, Regulation D Rule offering whereby 2,280,000 shares of common stock were issued for cash of $45,600, or $0.02 per share.

During the year ended December 31, 2005, the Company issued 500,000 shares to an investor for cash of $10,000, or $0.02 per share.

During the three months ended March 31, 2006, the Company issued 500,000 shares to an investor for cash of $10,000 or $0.02 per share.

During April 2006, the Company issued 1,200,000 shares to one investor for cash of $24,000 ($0.02 per share).

(C) Stock Issued in Reverse Merger

On May 10, 2005, Effective Profitable Software, Inc. exchanged 500,000 shares of common stock for all the outstanding shares of EPS (See Note 12).

(D) Stock Issued for Services

On April 1, 2004, the Company issued 500,000 shares of common stock for legal services. The value of these shares was $10, 000 or $0.02 per share.

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006
(UNAUDITED)

During the last quarter of 2004, the Company issued 2,500,000 shares of common stock for services. The value of these shares was $50,000, or $0.02 per share.

In January 2005, the Company issued 500,000 shares of common stock for services. The value of these shares was $10,000, or $0.02 per share.

(E) In-Kind Contribution

During the period ended December 31, 2004, $646 of in-kind contributions relating to imputed interest on related party loans was recorded.

During the year ended December 31, 2005, $1,787 of in-kind contributions relating to imputed interest on related party loans was recorded.

During the nine months ended September 30, 2006, $830 of in-kind contribution relating to imputed interest on related party loans was recorded.

NOTE 4       GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no revenue, a working capital deficiency of $46,212, a stockholder’s deficiency of $41,500 and has a negative cash flow from operations of $107,992 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

EFFECTIVE PROFITABLE SOFTWARE, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2005 (Restated)

PAGE	3
STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 CONSOLIDATED (Restated), FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO DECEMBER 31, 2005 CONSOLIDATED

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO DECEMBER 31, 2005 CONSOLIDATED (Restated)

PAGE	5
STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2005 CONSOLIDATED, FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO DECEMBER 31, 2004 AND FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO DECEMBER 31, 2005 CONSOLIDATED

PAGES	6 - 10	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Effective Profitable Software, Inc. and Subsidiary
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Effective Profitable Software, Inc. and subsidiary (a development stage company) as of December 31, 2005 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2005 (Consolidated), the period from February 23, 2004 (inception) to December 31, 2004 and the period from February 23, 2004 (inception) to December 31, 2005 (Consolidated). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Effective Profitable Software, Inc. and subsidiary (a development stage company) as of December 31, 2005 and the results of its operations and its cash flows for the year ended December 31, 2005 (Consolidated), the period from February 23, 2004 (inception) to December 31, 2004 and the period from February 23, 2004 (inception) to December 31, 2005 (Consolidated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage with no revenue, a working capital deficiency of $40,437, a stockholder’s deficiency of $34,232 and has a negative cash flow from operations of $73,459 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
May 25, 2006 (EXCEPT FOR NOTE 2 FOR WHICH THE DATE IS SEPTEMBER 27, 2006)

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET (Restated)
AS OF DECEMBER 31, 2005

ASSETS
CURRENT ASSETS
Cash	$2,335
Total Current Assets	2,335

PROPERTY AND EQUIPMENT, NET	4,655

OTHER ASSETS
Deposits	750
Prepaid expense	800
Total Other Assets	1,550

TOTAL ASSETS	$8,540

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$8,187
Stockholder loans	34,585

TOTAL LIABILITIES	42,772

STOCKHOLDERS’ DEFICIENCY
Common stock, $0.0001 par value, 100,000,000 shares authorized, 51,780,000 shares issued and outstanding	5,180
Additional paid in capital	121,153
Accumulated deficit during development stage	(161,565)
Total Stockholders’ Deficiency	(34,232)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$8,540

See accompanying notes to consolidated financial statements.
2

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2005 (Consolidated)(Restated)	For the Period from February 23, 2004 (Inception) to December 31, 2004	For the Period from February 23, 2004 (Inception) to December 31, 2005 (Consolidated)(Restated)

REVENUES	$-	$-	$-

OPERATING EXPENSES
General and administrative	42,475	109,466	151,941
Total Operating Expenses	42,475	109,466	151,941

LOSS FROM OPERATIONS	(42,475)	(109,466)	(151,941)

OTHER INCOME (EXPENSE)
Other income	-	31	31
Loss on disposal of assets	(6,893)	-	(6,893)
Interest expense	(2,116)	(646)	(2,762)
Total Other Income (Expense)	(9,009)	(615)	(9,624)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(51,484)	(110,081)	(161,565)

Provision for Income Taxes	-	-	-

NET LOSS	$(51,484)	$(110,081)	$(161,565)

Net loss per share - basic and diluted	-	-	-

Weighted average number of shares outstanding during the period - basic and diluted	51,197,808	45,603,685	48,620,384

See accompanying notes to consolidated financial statements.
3

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD FROM FEBRUARY 23, 2004 (INCEPTION) TO DECEMBER 31, 2005

	Common Stock		Additional Paid-In	Accumulated Deficit During Development
	Shares	Amount	Capital	Stage	Total

Common stock issued to founders for cash ($0.001 per share)	45,000,000	$4,500	$(3,600)	$-	$900

Common stock issued for legal services ($0.10 per share)	500,000	50	9,950	-	10,000

Common stock issued for services ($0.10 per share)	2,500,000	250	49,750	-	50,000

Common stock issued for cash ($0.10 per share)	2,280,000	230	45,370	-	45,600

In-kind contribution of interest on stockholder loans	-	-	646	-	646

Net loss for the period from February 23, 2004 (inception) to December 31, 2004	-	-	-	(110,081)	(110,081)

Balance, December 31, 2004	50,280,000	5,030	102,116	(110,081)	(2,935)

Common stock issued for services ($0.10 per share)	500,000	50	9,950	-	10,000

Common stock issued for cash ($0.10 per share)	500,000	50	9,950	-	10,000

In-kind contribution of interest on stockholder loans	-	-	1,787	-	1,787

Common stock issued in reverse merger	500,000	50	(1,650)	-	(1,600)

Net loss, 2005	-	-	-	(51,484)	(51,484)

BALANCE, DECEMBER 31, 2005 (Consolidated)(Restated)	51,780,000	$5,180	$122,153	$(161,565)	(34,232)

See accompanying notes to consolidated financial statements.
4

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2005 (Consolidated)	For the Period from February 23, 2004 (Inception) to December 31, 2004	For the Period from February 23, 2004 (Inception) to December 31, 2005 (Consolidated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(51,484)	$(110,081)	$(161,565)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,407	1,336	3,743
Loss on disposal of property and equipment	6,893	-	6,893
In-kind contribution of interest on stockholder loans	1,787	646	2,433
Stock issued for payment of services and expenses	10,000	60,000	70,000
Changes in operating assets and liabilities:
Deposits	650	1,400	750
Prepaid expenses	25,200	(26,000)	(800)
Increase (decrease) in accounts payable and accrued expenses	5,728	859	6,587
Net Cash Provided By (Used In) Operating Activities	1,181	(74,640)	(73,459)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of property and equipment	3,425	-	3,425
Purchase of property and equipment and website	-	(18,716)	(18,716)
Net Cash Provided By (Used In) Investing Activities	3,425	(18,716)	(15,291)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of loan payable - related party	18,020	48,400	66,420
Repayment of loan payable - related party	(31,835)	-	(31,835)
Proceeds from issuance of common stock	10,000	46,500	56,500
Net Cash Provided By (Used In) Financing Activities	(3,815)	94,900	91,085

NET INCREASE IN CASH	791	1,544	2,335

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,544	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	2,335	1,544	2,335

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$329	$-	$329

Cash paid during the period for taxes	$-	$-	$-

 See accompanying notes to consolidated financial statements.

5

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)
AS OF DECEMBER 31, 2005

NOTE 1       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Effective Profitable Software, Inc. F/K/A Modena 2, Inc. (a development stage company) was incorporated in the state of Delaware on November 18, 2003.

EPS, Inc., (a development stage company) was incorporated in the state of Arkansas on February 23, 2004.

On May 10th, 2005 pursuant to a stock purchase agreement and share exchange between the Effective Profitable Software, Inc. and EPS, Inc. and the shareholders of EPS, Inc., we purchased all of the outstanding shares of EPS for the issuance of 10,156,000 (50,780,000 post-split) shares of our stock to EPS shareholders. Pursuant to the agreement, EPS became a wholly owned subsidiary of the Company. As a result of the agreement, the transaction was treated for accounting purposes as a reorganization by the accounting acquirer (EPS, Inc.) and as a recapitalization by the accounting acquiree (Effective Profitable Software, Inc.).

Accordingly, the financial statements include the following:

(1)	The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2)	The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

Activities during the development stage include developing the business plan and raising capital.

Effective Profitable Software, Inc. and its wholly-owned subsidiary are hereafter referred to as the “Company”.

The Company intends to develop computer software for use in technical analysis of financial markets.

(B) Principles of Consolidation

The 2005 financial statements include the accounts of Effective Profitable Software, Inc. (from May 10, 2005 merger) and its wholly-owned subsidiary EPS, Inc. The 2004 financial statements include EPS, Inc. (from February 23, 2004 inception).

6

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)
AS OF DECEMBER 31, 2005

All significant intercompany accounts and transactions have been eliminated in consolidation.

(C) Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is assured.

(D) Cash and Cash Equivalents

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

(E) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates

(F) Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the declining balance method over the estimated useful lives of the various classes of assets as follows:

Computers and equipment	5 years
Furniture and fixtures	7 years

Property and equipment at December 31, 2005 consisted of the following:

Office furniture and fixtures	$4,727
Computer equipment	1,246
Total Property	$5,973
Less: Accumulated depreciation	1,318
Property and equipment, net	$4,655

Depreciation expense for the year ended December 31, 2005 and the period February 23, 2004 to December 31, 2004 was $2,407 and $1,336, respectively.

7

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)
AS OF DECEMBER 31, 2005

(G) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2005, the Company has a net operating loss carryforward of approximately $161,565 available to offset future taxable income through 2025. The valuation allowance at December 31, 2005 was $55,740. The net change in the valuation allowance for the period ended December 31, 2005 was an increase of $17,762.

(H) Fair Value of Financial Instruments

The Company’s financial instruments include accounts payable and liabilities to shareholders. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

(I) Earnings Per Share

Basic earnings per share is computed by dividing earnings available to stockholders by the weighted-average number of shares outstanding for the period as guided by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings. As of December 31, 2005 and 2004, the company does not have any outstanding dilutive securities.

(J) Concentrations of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts if those accounts are in excess of $100,000. As at December 31, 2005 there were no cash deposits in excess of the FDIC limit.

(K) Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No,. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the

8

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)
AS OF DECEMBER 31, 2005

requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This Statement is effective in fiscal years beginning after December 31, 2005. The Company has not yet determined the effect of implementing this standard.

NOTE 2     RESTATEMENT OF FINANCIAL STATEMENTS

The financial statement for the year ended December 31, 2005 has been restated to adjust the number of post split shares issued in the reverse merger with EPS from 2,500,000 to 500,000 shares of common stock. The original number of shares issued to EPS was 100,000 shares of common stock or 500,000 shares post split. All equity numbers have been adjusted as well as the weighted average shares outstanding. The restatement has had no effect on the total shareholders deficit or the loss per share.

NOTE 3     RELATED PARTY TRANSACTIONS

The Company’s officers have loaned the Company working capital in the form of unsecured demand notes. At December 31, 2005 the Company owed $34,585. There are no terms on the note. The Company is accruing interest at a rate of 4% per annum and classifying the expense as an in-kind contribution.

NOTE 4     STOCKHOLDERS’ EQUITY

(A) Issuance of Common Stock to Founders

On February 23, 2004, the company issued 45,000,000 (9,000,000 pre-split) shares of common stock to the Company’s officers for services regarding the initial start up of the Company. The value of these shares was $900, or $.0001 per share.

(B) Stock Issued for Cash

During the period ended December 31, 2004, the Company undertook a private placement issuance, Regulation D Rule offering whereby 2,280,000 shares of common stock were issued for cash of $45,600, or $0.02 per share.

During the year ended December 31, 2005, the Company issued 500,000 shares to an investor for cash of $10,000, or $0.02 per share.

(C) Stock Issued in Reverse Merger

On May 10, 2005, Effective Profitable Software, Inc. exchanged 500,000 shares of common stock for all the outstanding shares of EPS .

(D) Stock Issued for Services

On April 1, 2004, the Company issued 500,000 shares of common stock for legal services. The value of these shares was $10, 000 or $0.02 per share.

9

EFFECTIVE PROFITABLE SOFTWARE, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)
AS OF DECEMBER 31, 2005

During the last quarter of 2004, the Company issued 2,500,000 shares of common stock for services. The value of these shares was $50,000, or $0.02 per share.

In January 2005, the Company issued 500,000 shares of common stock for services. The value of these shares was $10,000, or $0.02 per share.

(E) In-Kind Contribution

During the period ended December 31, 2004, $646 of in-kind contributions relating to imputed interest on related party loans was recorded.

During the year ended December 31, 2005, $1,787 of in-kind contributions relating to imputed interest on related party loans was recorded.

(F) Stock Split

On May 20, 2005, the Board of Directors approved a 5 for 1 forward stock split for all shareholders of the Company as of May 10, 2005. Per share weighted average share amounts have been retroactively restated in the accompanying audited financial statements and related notes to reflect this stock split.

NOTE 5      GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no revenue, a working capital deficiency of $40,437, a stockholder’s deficiency of $34,232 and has a negative cash flow from operations of $73,459 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6     SUBSEQUENT EVENTS

Subsequent to December 31, 2005, 1,700,000 shares to two investors for cash of $44,000 ($0.02 per share).

10

EFFECTIVE PROFITABLE SOFTWARE, INC.
1,405,000 Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Delaware, Section 102(b)(7) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Delaware Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Delaware Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee		$15.03
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees	$
Accounting fees and expenses		$20,000.00
Legal fees and expense		$25,000.00
Blue Sky fees and expenses	$
Miscellaneous		$10,000.00
Total		$55,015.03

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On November 18, 2003, we issued a total of 100,000 shares to John Fitzpatrick for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, John Fitzpatrick had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In April 2004, John Fitzpatrick transferred the 100,000 shares to Chris Penner pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. In accordance with the Wulff- Worm Letter, these 100,000 are unregistered and may not be sold until such time as these shares are registered. They are being registered in this registration, and may be sold when this registration becomes effective.

On September 9, 2004, Gary Moore purchased 50,000 shares from Chris Penner and Don Batcher purchased 50,000 shares from Chris Penner pursuant to a stock purchase agreement and pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. These 100,000 shares were subsequently increased to 500,000 shares in the 5-1 forward split undertaken by the Company on May 20, 2005.

On May 10, 2005, we issued a total of 10,056,000 shares of our common stock to 37 shareholders pursuant to the Stock Purchase Agreement and Share Exchange between us and EPS, Inc. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. On May 20, 2005, our directors and shareholders approved a 5-1 forward split of our outstanding common shares increasing the amount of shares owned by these shareholders to 50,280,000 shares. The following sets forth the identity of the class of persons to whom we issued shares pursuant to the share exchange and the amount of shares for each shareholder (pre split):

Gary Moore	3,000,000
Don Bratcher	3,000,000
Richard Torti	3,000,000
Richy Torti	250,000
Joan Leathers	50,000
Eunice Moore	250,000
Mark Yarborough	250,000
Henry Good III	60,000
Charlotte Sands	55,000
Gregg E. Jaclin	50,000
Richard I. Anslow	50,000
Jimmy Carden	10,000
Dan Rife	1,000
Judy Watts	1,000
Randy Baste	1,000
David M. Good	1,000
Mindy France	1,000
James V. Webb	1,000
Emre Umar	1,000
John M. Compton	1,000
Robert A. Blackwood, Jr.	1,000
Richard DeWese	1,000
William D. Joyce, Jr.	1,000
R. N. Reddy	2,000
Randy O. DeWese	1,000
Dr. Henry Good	2,000
Robert M. Eubanks III	1,000
Amanda Islom	1,000
Dale H. Snyder	1,000
John R. Braziel	1,000
Brad Kennedy	1,000
Spencer Sands	5,000
Ralph Thompson	1,000
William R. Kemp	1,000
Randy Moore	1,000
Richard T. Halinski, Jr.	1,000
D.A. Nesslerodt	1,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 11, 2005, we issued 500,000 shares to William D. Joyce for cash consideration of $10,000, or $.02 per share. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Joyce had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 6, 2006, we issued 500,000 shares to William D. Joyce for cash consideration of $10,000, or $.02 per share. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Joyce had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 15, 2006, we issued 100,000 shares to Belinda Sluiss, our web designer, for services rendered. Ms. Sluss is an independent contractor. To build the website, her initial payment was $1800 and 100,000 shares of stock. The cost was based on $40 per page and updates and changes to be made in the following 2 years. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sluss had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 3, 2006, we issued 1,200,000 shares to James Carden for cash consideration of $24,000 or $.02 per share. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Carden had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Our investors are considered to be “sophisticated investors,” meaning that they do have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the shares. For information on the offering, the investors were directed to our filings on the website of the Securities and Exchange Commission.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation and Amendment*
3.2	By-Laws *
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Purchase Agreement dated September 8, 2004 between Chris Penner and Gary Moore**
10.2	Stock Purchase Agreement dated September 8, 2004 between Chris Penner and Don Bratcher**
10.3	Stock Purchase Agreement and Share Exchange dated May 10, 2005 between EPS, Inc. and Modena 2, Inc. ***
21	Subsidiaries*
23.1	Consent of Webb & Company, PC
23.2	Consent of Counsel, as in Exhibit 5.1

*  Filed as an exhibit to the Form SB-2 filed with SEC on October 4, 2006.
**  Filed as an exhibit to the Form 8K filed with the SEC on September 9, 2004.
*** Filed as an exhibit to the Form 8K filed with the SEC on May 13, 2005

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (a)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities

Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Little Rock, State of Arkansas on December 19, 2006.

EFFECTIVE PROFITABLE SOFTWARE, INC.

By:	/s/ Gary Moore GARY MOORE President, Chief Executive Officer

By:	/s/ Don Bratcher DON BRATCHER Chief Financial Officer, Vice President, Principal Accounting Officer

By:	/s/ Richard Torti RICHARD TORTI Vice President

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gary Moore true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Gary Moore Gary Moore	President, Chief Executive Officer,

	/s/ Don Bratcher Don Bratcher	Chief Financial Officer, Vice President, Principal Accounting Officer

	/s/ Richard Torti Richard Torti	Vice President

Dated: December 19, 2006